SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 11, 2005


                           The Sagemark Companies Ltd.
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             (Exact name of Registrant as Specified in its Charter)


          New York                       0-4186                  13-1948169
----------------------------          -----------            ------------------
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                 File No.)             Identification No.)


        1285 Avenue of the Americas, 35th Floor, New York, New York 10019
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                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (212) 554-4219


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01      Entry into a Material Definitive Agreement.

         The Board of Directors of The Sagemark Companies Ltd. (the "Registrant"), approved a resolution on October 11, 2005, pursuant to which all outstanding options and warrants granted to officers and directors of the Company, and their affiliates, entitling them to purchase up to an aggregate of 550,000 shares of the Registrant's common stock at exercise prices ranging from $1.125 per share to $1.70 per share and expiring on dates ranging from March 6, 2006 to June 13, 2006 will be extended for a five year period expiring on October 10, 2010 and repriced at an exercise price of $1.60 per share (the closing price of the Registrant's common stock on October 11, 2005). All such options and warrants are fully vested.

         In addition, the Board issued stock options to its Chief Financial Officer and an employee entitling them to purchase 45,000 and 10,000 shares of the Registrant's common stock, respectively, for a five year period expiring on October 10, 2010 at an exercise price of $1.60 per share (the closing price of the Registrant's common stock on October 11, 2005). These stock options are fully vested and replace stock options previously issued to such officer and employee for a like number of shares of common stock which were exercisable at $1.90 per share for a term which expired on August 2, 2005.

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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE SAGEMARK COMPANIES LTD.


                                       By: /s/ THEODORE B. SHAPIRO
                                           -------------------------------------
                                           Theodore B. Shapiro, President and
                                           Chief Executive Officer

Date: October 18, 2005

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